Exhibit 3.2
Article 1, Section 1.9 of the Company’s Amended and Restated Bylaws is hereby amended in its entirety to read as follows:
1.9 Voting; Proxies . Unless otherwise provided in the Certificate of Incorporation, every stockholder of record shall be entitled at every meeting of stockholders to one vote for each share of capital stock standing in his name on the record of stockholders determined in accordance with Section 1.4 of the Bylaws. If the Certificate of Incorporation provides for more or less than one vote for any share, on any matter, every reference in the Bylaws or the General Corporation Law to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock. The provisions of Sections 212 and 217 of the General Corporation Law shall apply in determining whether any shares of capital stock may be voted and the persons, if any, entitled to vote such shares; but the Corporation shall be protected in treating the persons in whose names shares of capital stock stand on the record of stockholders as owners thereof for all purposes. At all meetings of stockholders for the election of directors, a plurality of the votes cast by holders of shares present in person or represented by proxy at the meeting entitled to vote on the election of directors at the meeting shall be sufficient to elect. In the case of a matter submitted for action by the stockholders at the direction of the Board of Directors as to which a stockholder approval requirement is applicable under a rule or policy of a national stock exchange or quotation system or any provision of the Internal Revenue Code or under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in each case for which no higher voting requirement is specified by law, the Certificate of Incorporation or these Bylaws, the vote required for approval shall be the requisite vote specified in such rule or policy or Internal Revenue Code provision or Rule 16b-3, as the case may be (or the highest such requirement if more than one is applicable). Except as provided in the foregoing sentence, unless otherwise required by applicable law, the Certificate of Incorporation or these Bylaws, for approval or ratification of any matter approved and recommended by the Board of Directors, including, without limitation, the appointment of an independent registered public accounting firm (if submitted for a vote at the direction of the Board of Directors), the vote required for approval or ratification shall be a majority of the votes cast on the matter, voted for or against. In voting on any question on which a vote by ballot is required by law or is demanded by any stockholder entitled to vote, the voting shall be by ballot. Each ballot shall be signed by the stockholder voting or by his proxy, and shall state the number of shares voted. On all other questions, the voting may be viva voce . Every stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. The validity and enforceability of any proxy shall be determined in accordance with Section 212 of the General Corporation Law.
Article 5, Section 5.1 of the Company’s Amended and Restated Bylaws is hereby amended in its entirety to read as follows:
5.1 Shares of Stock . The shares of capital stock of the Corporation shall be represented by a certificate, unless and until the Board of Directors of the Corporation adopts a resolution permitting shares to be uncertificated. Notwithstanding the adoption of any such resolution providing for uncertificated shares, every holder of capital stock of the Corporation theretofore represented by certificates and, upon request, every holder of uncertificated shares, shall be entitled to have a certificate for shares of capital stock of the Corporation signed by, or in the name of the Corporation by, (a) the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President or any Vice President, and (b) the Chief Financial Officer, the Secretary or an Assistant Secretary, certifying the number of shares owned by such stockholder in the Corporation. The signatures of the officers upon a certificate may be facsimiles, if the certificate is countersigned by a transfer agent or registrar other than the Corporation itself or its employee. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may, unless otherwise ordered by the Board, be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.
Article 5, Section 5.2 of the Company’s Amended and Restated Bylaws is hereby amended in its entirety to read as follows:
5.2 Transfer of Shares . Stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation, and in the case of certificated shares of stock, only by the person named in the certificate or by such person’s duly authorized attorney appointed by a power of attorney duly executed and filed with the Secretary or transfer agent of the Corporation and upon the surrender of the certificate or certificates representing such shares of capital stock therefore, properly endorsed for transfer and payment of all necessary transfer taxes; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. Every certificate exchanged, returned or surrendered to the Corporation shall be marked “Canceled”, with the date of cancellation, by the Secretary or an Assistant Secretary or the transfer agent of the Corporation. A person in whose name shares of capital stock shall stand on the books of the Corporation shall be deemed the owner thereof for the purpose of determining the persons entitled to receive dividends, to vote as such owner and for all other purposes. No transfer of shares of capital stock shall be valid as against the Corporation, its stockholders and creditors for any purpose until such transfer shall have been entered on the books of the Corporation by an entry showing from and to whom transferred.